    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1998

                             REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ______________________

                             WESTOWER CORPORATION
            (Exact name of Registrant as specified in its charter)

                       WASHINGTON                                                   91-1825860
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                             7001 N.E. 40TH AVENUE
                         VANCOUVER, WASHINGTON  98661
         (Address of principal executive offices, including zip code)

             1997 STOCK COMPENSATION PLAN OF WESTOWER CORPORATION

          WESTOWER CORPORATION 1998 STOCK INCENTIVE COMPENSATION PLAN

  OPTIONS TO PURCHASE AN AGGREGATE OF 246,539 SHARES OF COMMON STOCK GRANTED
             PURSUANT TO INDIVIDUAL STOCK OPTION LETTER AGREEMENTS
                           (Full title of the plans)

                               CALVIN JAY PAYNE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             7001 N.E. 40TH AVENUE
                          VANCOUVER, WASHINGTON  98661
                                (360) 750-9355
(Name, address and telephone number, including area code, of agent for service)
                            ______________________
                                   COPY TO:

                                GREGORY GORDER
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099
                             ______________________

                        CALCULATION OF REGISTRATION FEE

 ----------------------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM OFFERING         PROPOSED MAXIMUM            AMOUNT OF
TITLE OF SECURITIES                  NUMBER TO BE              PRICE                  AGGREGATE OFFERING          REGISTRATION
 TO BE REGISTERED                   REGISTERED (1)          PER SHARE(2)                    PRICE(2)                   FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share
-----------------------------------------------------------------------------------------------------------------------------------
1997 Stock Compensation                  400,000             $ 21.00                     $ 8,400,000                 $2,478
Plan of Westower Corporation(2)
-----------------------------------------------------------------------------------------------------------------------------------
Westower Corporation 1998              1,000,000               21.00                      21,000,000                  6,195
Stock Incentive Compensation Plan(2)
-----------------------------------------------------------------------------------------------------------------------------------
Options to Purchase Shares of            246,539               11.375                      2,804,422                    827
Common Stock Granted Pursuant to
Individual Stock Option
Letter Agreements(3)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 1,646,539                                            $32,204,422               $9,500
===================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. For the 1997 Stock Compensation Plan and the 1998 Stock Incentive Compensation Plan, the price per share is estimated to be $21.00 based on the average of the high ($21.25) and low ($20.75) sales prices for the Common Stock on October 1, 1998 as reported by the American Stock Exchange.

(3) The proposed maximum offering price per share is based on the weighted average exercise prices for the options.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Post-Effective Amendment No. 2 on Form SB-2 filed on September 11, 1998 and the Registrant's prospectus (the "Prospectus") filed on September 23, 1998, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the documents referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on October 14, 1997 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the Registrant's Articles of Incorporation provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

          Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article VI of the Registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

ITEM 8.   EXHIBITS

    Exhibit
    Number                                   Description

      5.1        Opinion of Maurice J. Bates L.L.C. regarding legality of the Common Stock being registered under the 1997 Stock Compensation Plan of Westower Corporation
      5.2        Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered under the Westower Corporation 1998 Stock Incentive Compensation Plan
     23.1        Consent of Moss Adams LLP
     23.2        Consent of Maurice J. Bates L.L.C. (included in opinion filed as Exhibit 5.1)
     23.3        Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.2)
     24.1        Power of Attorney (see signature page)
     99.1        1997 Stock Compensation Plan of Westower Corporation
     99.2        Westower Corporation 1998 Stock Incentive Compensation Plan
     99.3        Form of Nonqualified Stock Option Letter Agreement

ITEM 9.   UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the pl of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 2nd day of October, 1998.

                                       WESTOWER CORPORATION

                                       /s/ CALVIN JAY PAYNE
                                       --------------------
                                       By:  Calvin Jay Payne
                                       President, Chief Executive Officer
                                       and Chairman of the Board

     Each person whose individual signature appears below hereby authorizes Calvin Jay Payne and Peter Lucas, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 2nd day of October, 1998.


       SIGNATURE                               TITLE

/s/ CALVIN JAY PAYNE      President, Chief Executive Officer and Chairman of the
------------------------  Board (Principal Executive Officer)
Calvin Jay Payne

/s/ PETER LUCAS           Vice-President, Chief Financial Officer, Secretary,
------------------------  Treasurer and Director (Principal Financial and
Peter Lucas               Accounting Officer)

/s/ RONALD P. ERICKSON    Director
------------------------
Ronald P. Erickson

/s/ WALTER FRIESEN        Director
------------------------
Walter Friesen

/s/ DONALD A. HARRIS      Director
------------------------
Donald A. Harris

/s/ S. ROY JEFFREY        Director
------------------------
Stanley Roy Jeffrey

/s/ ROBERT E. SHUEY III   Director
------------------------
Robert E. Shuey III

/s/ MICHAEL J. ANDERSON   Director
------------------------
Michael J. Anderson

                               INDEX TO EXHIBITS

    Exhibit
    Number                            Description

     5.1 Opinion of Maurice J. Bates L.L.C. regarding legality of the Common Stock being registered under the 1997 Stock Compensation Plan of Westower Corporation
     5.2 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered under the Westower Corporation 1998 Stock Incentive Compensation Plan
    23.1        Consent of Moss Adams LLP
    23.2 Consent of Maurice J. Bates L.L.C. (included in opinion filed as Exhibit 5.1)
    23.3        Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.2)
    24.1        Power of Attorney (see signature page)
    99.1        1997 Stock Compensation Plan of Westower Corporation
    99.2        Westower Corporation 1998 Stock Incentive Compensation Plan
    99.3        Form of Nonqualified Stock Option Letter Agreement